UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      June 19, 2012

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2012, the annual meeting of shareholders of Southern Connecticut Bancorp, Inc. (the “Company”) was held (the “Annual Meeting”). A total of 2,228,274 of the Company’s shares of common stock were present or represented by proxy at the Annual Meeting.  The Company’s shareholders took the following actions:

Proposal #1:

The election of three persons, named in the proxy statement for the Annual Meeting, to serve as Class II directors of the Company for three year terms expiring at the annual meeting of shareholders in 2015. The following are the three Class II directors elected at the Annual Meeting with the number of shares voted “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes
James S. Brownstein, Esq.	787,994	109,107	0	1,331,173
Joseph J. Greco	806,735	90,366	0	1,331,173
Joshua H. Sandman, Ph.D.	786,381	110,720	0	1,331,173

Proposal #2:

The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

For	Against	Abstentions	Broker Non-Votes
2,175,796	52,478	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.
Date: June 20, 2012
	By:	/s/ Stephen V. Ciancarelli
	Name:	Stephen V. Ciancarelli
	Title:	Senior Vice President and Chief Financial Officer